SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 30, 2003

CarMax Auto Funding LLC

(Originator of CarMax Auto Owner Trust 2003-2)

CarMax Auto Owner Trust 2003-2

(Issuer with respect to the Notes)

(Exact name of registrant as specified in its charter)

	333-107925	01-0794037
Delaware	333-107925-01	36-7416047
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(I.R.S. Employer Identification No.)

4900 Cox Road, Suite 200, Glen Allen, Virginia 23060

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (804) 935-4512

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

ITEM 5.	OTHER EVENTS.

On October 30, 2003, CarMax Auto Owner Trust 2003-2 publicly issued $129,000,000 1.13% Class A-1 Asset Backed Notes, $147,000,000 1.68% Class A-2 Asset Backed Notes, $129,000,000 2.36% Class A-3 Asset Backed Notes, $129,000,000 3.07% Class A-4 Asset Backed Notes, $18,000,000 2.50% Class B Asset Backed Notes, $24,000,000 2.75% Class C Asset Backed Notes and $24,000,000 3.78% Class D Asset Backed Notes (the “Notes”) pursuant to a registration statement (333-107925) declared effective on September 29, 2003. In connection with such issuance, final copies of the Underwriting Agreement, the Amended and Restated Trust Agreement, the Indenture, the Sale and Servicing Agreement, the Administration Agreement and the Receivables Purchase Agreement are attached as exhibits hereto.

ITEM 7.	FINANCIAL STATEMENTS AND EXHIBITS.

INFORMATION AND EXHIBITS

(c)	Exhibits. The exhibits filed in response to Item 601 of Regulation S-K are listed in the Exhibit Index.

Signatures

Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, CarMax Auto Funding LLC and CarMax Auto Owner Trust 2003-2, by its Servicer, CarMax Auto Superstores, Inc., have each duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 6, 2003	CARMAX AUTO FUNDING LLC

	By:	/s/ Keith D. Browning

Keith D. Browning President

Date: November 6, 2003	CARMAX AUTO OWNER TRUST 2003-2

	By:	CarMax Auto Superstores, Inc., as Servicer of CarMax Auto Owner Trust 2003-2

	By:	/s/ Keith D. Browning

Keith D. Browning Chief Financial Officer

Exhibit Index

Exhibit	Description

1.1	Underwriting Agreement dated October 22, 2003 among CarMax Auto Superstores, Inc. (“CarMax Auto”), CarMax Auto Funding LLC (“CarMax Funding”) and Banc of America Securities LLC, as Representative.

4.1	Amended and Restated Trust Agreement dated as of October 1, 2003 among CarMax Funding, as depositor, The Bank of New York (Delaware), as Delaware trustee, and The Bank of New York, as owner trustee.

4.2	Indenture dated as of October 1, 2003 between CarMax Auto Owner Trust 2003-2 (the “Issuer”) and Wells Fargo Bank Minnesota, National Association, as indenture trustee (the “Indenture Trustee”) (including forms of Notes).

10.1	Sale and Servicing Agreement dated as of October 1, 2003 among the Issuer, CarMax Funding, as depositor, and CarMax Auto, as servicer.

10.2	Administration Agreement dated as of October 1, 2003 among the Issuer, CarMax Auto, as administrator, and the Indenture Trustee.

10.3	Receivables Purchase Agreement dated as of October 1, 2003 between CarMax Auto, as seller, and CarMax Funding, as purchaser.